Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-51254 and 333-113224 on Form S-8 and in Registration No. 333-129860 on Form S-3 of Pacific Financial Corporation of our reports, dated March 13, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Pacific Financial Corporation for the year ended December 31, 2005.

/s/ McGladrey &Pullen

Tacoma, Washington
March 15, 2006